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                                                                 Exhibit 4.2
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             VOID AFTER AUGUST 26, 1999
                                                            CLASS A WARRANTS
    REDEEMABLE CLASS A WARRANT CERTIFICATE TO             -------------------
   PURCHASE ONE SHARE OF CLASS A COMMON STOCK

        PRECEPT BUSINESS SERVICES, INC.                   -------------------
                                                           CUSIP 740165 11 3

THIS CERTIFIES THAT,


FOR VALUE RECEIVED

or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Class A Warrants (the "Warrants")
specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Class A Common
Stock, $.01 par value ("Common Stock"), of Precept Business Services, Inc., a Texas corporation (the "Company"), at any time from
March 16, 1998 (the "Initial Warrant Exercise Date"), and prior to the Expiration date (as hereinafter defined), upon the presentation and surrender of this Class A Warrant Certificate with the Exercise Form on the reverse hereof duly executed, at the corporate office of Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004, as Warrant Agent, or its
successor (the "Warrant Agent"), accompanied by payment of $3.82 subject to adjustment (the "Exercise Price") in lawful money of the United States of America in cash or by certified or bank check made payable to the Company.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement, dated as of February 9, 1998 (the "Warrant Agreement"), between the
Company and the Warrant Agent.

     In the event of certain contingencies provided for in the Warrant Agreement, the Exercise Price and the number of shares of
Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all of the Warrants represented hereby, the Company shall cancel this Warrant
Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

     The term "Expiration Date" shall mean 5:00 p.m. (New York time) on August 26, 1999, provided that if such date is not a business day, it shall mean 5:00 p.m., New York City time, on the next following business day. For purposes hereof, the term
"business day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York City, New
York, are authorized or obligated by law to be closed.

     The Company shall not be obligated to deliver any securities pursuant to the exercise of the Warrants represented hereby unless at the time of exercise the Company has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, (the "Act"), covering the securities issuable upon the exercise of the Warrant represented hereby and such registration statement has been declared and shall remain effective and shall be current, and such securities have been registered or qualified or deemed to be exempt under the securities laws of the state or other jurisdiction of residence of the Registered Holder and the exercise of the Warrants represented hereby in any state or other jurisdiction shall not otherwise be lawful.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the
Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of
Warrants, each such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered
Holder at the time of such surrender. Upon the presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or
Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder as such, shall not be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

     Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company, at a redemption price of $.01 per Warrant, at any time commencing on February 9, 1998, provided that the average closing bid quotation of the Common Stock as reported on the Nasdaq Stock Market, if traded thereon, or is not traded thereon, the average closing sale price if listed on a national exchange (or other reporting system that provides last sales prices), shall have for a period of 10 consecutive days on which such market is open for trading ending no more than three days prior to the date on which the Company gives the Notice of Redemption, as defined below, equalled or exceeded 135% of the then current Exercise Price. Notice of redemption (the "Notice of Redemption") shall be given by the Company not later than the tenth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no right with respect to this Warrant except to receive the $.01 per Warrant upon surrender of this Certificate.

     This Warrant Certificate and each Warrant represented hereby have been issued in substitution for and in replacement of those certain Redeemable Class C Warrants issued by U.S. Transportation Systems, Inc. on August 27, 1996 and which were due to expire pursuant to their terms on August 26, 1999.

     Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the
Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Texas without regard to the conflicts of law principles thereof.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

------------------------------------------------
AMERICAN BANK NOTE COMPANY     FEB 6, 1998 fm
3504 ATLANTIC AVENUE
SUITE 12
LONG BEACH, CA  90807
(562) 989-2333
(FAX) (562) 426-7450  500-19X   Proof __   REV 2
------------------------------------------------


Dated:                                                          PRECEPT BUSINESS SERVICES, INC.

BY:                BY:                                     COUNTERSIGNED AND REGISTERED:

    [SIG]                [SIG]                                CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                                                                          (Jersey City, N.J.)
                                            [SEAL]
                                        PRECEPT BUSINESS                                  TRANSFER AGENT
                                      SERVICES INC. TEXAS                                  AND REGISTRAR
/s/ Glenn R. Smith     /s/ David L. Neely
                          CHAIRMAN AND
    SECRETARY        CHIEF EXECUTIVE OFFICER              BY
                                                                                      AUTHORIZED OFFICER

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                                            EXERCISE FORM

                   To Be Executed by the Registered Holder in Order to Exercise Warrants

   The undersigned Registered Holder hereby irrevocably elects to exercise _______________ Warrants represented by this Warrant
Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

                         PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                  ________________________________________________________________________

                  ________________________________________________________________________

                  ________________________________________________________________________

                  ________________________________________________________________________
                                   [please print or type name and address]

and be delivered to

                  ________________________________________________________________________

                  ________________________________________________________________________

                  ________________________________________________________________________

                  ________________________________________________________________________
                                   [please print or type name and address]

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated
below.

                                  IMPORTANT: PLEASE COMPLETE THE FOLLOWING:

                          1. The exercise of this Warrant was solicited by

                          _______________________________________________________

                          2. If the exercise of this Warrant was not solicited,
                             please check the following box. / /

Dated: ____________________________________                               X ______________________________________________________

                                                                            ______________________________________________________

                                                                            ______________________________________________________
                                                                                                     Address

                                                                            ______________________________________________________
                                                                              Social Security or Taxpayer Identification Number

                                                                            ______________________________________________________
                                                                                                Signature Guaranteed

                                                ASSIGNMENT

                    To be Executed by the Registered Holder in Order to Assign Warrants

FOR VALUE RECEIVED, ____________________________________________________________________, hereby sells, assigns and transfers unto
                         PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                  ________________________________________________________________________

                  ________________________________________________________________________

                  ________________________________________________________________________

                  ________________________________________________________________________
                                   [please print or type name and address]

__________________________________________________________________________________________________________________________________
of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints

__________________________________________________________________________________________________ as its/his/her attorney-in-fact to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: ____________________________________                               X ______________________________________________________
                                                                                            Signature Guaranteed

THE SIGNATURE TO THE ASSIGNMENT OR THE EXERCISE FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT
CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION ON OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY A BANK,
BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER
AGENTS MEDALLION STAMP PROGRAM.

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